CUSIP No. 093712 10 7	13 G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Class A Common Stock of Bloom Energy Corporation is filed on behalf of each of us.

Dated: February 8, 2019

Mobius VI LLC

By:	/s/ Jason A. Mendelson
Jason A. Mendelson
Manager

Mobius Technology Ventures VI, L.P.
By: Mobius VI LLC, its General Partner

By:	/s/ Jason A. Mendelson
Jason A. Mendelson
Manager

SOFTBANK U.S. Ventures VI L.P.
By: Mobius VI LLC, its General Partner

By:	/s/ Jason A. Mendelson
Jason A. Mendelson
Manager

Mobius Technology Ventures Side Fund VI L.P.
By: Mobius VI LLC, its General Partner

By:	/s/ Jason A. Mendelson
Jason A. Mendelson
Manager

Mobius Technology Ventures Advisors Fund VI L.P.
By: Mobius VI LLC, its General Partner

By:	/s/ Jason A. Mendelson
Jason A. Mendelson
Manager

By:	/s/ Bradley A. Feld
Bradley A. Feld

By:	/s/ Jason A. Mendelson
Jason A. Mendelson